UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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HYPERDYNAMICS CORPORATION
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

Hyperdynamics Corporation (the “Company”) is filing with the Securities and Exchange Commission (the “SEC”) this Amendment (“Amendment”) to its Definitive Proxy Statement on Schedule 14A for its 2013 Annual Meeting of Stockholders (“Proxy Statement”), which was filed with the SEC on May 15, 2013, in order to correct the following inadvertent errors.  As described below in further detail, this Amendment is being filed to correct (i) the age of William O. Strange, who is a member of our Board of Directors, that appears in the table on page 5 of the Proxy Statement, (ii) the Annual Meeting of Stockholders at which the Company’s stockholders approved the compensation of our NEOs set forth on page 19 of the Proxy Statement, and (iii) duplicative appearance of the name of one of our Named Executive Officers in the Summary Compensation Table on page 20 of the Proxy Statement.

1.             The table that appears on page 5 of the Proxy Statement under “Proposal 1. Elections of Directors - Board of Directors” is reproduced below and corrected to reflect the correct age of Director William O. Strange as 70 years old (and not 71).

Name	Position	Age
Ray Leonard	Director, CEO and President	60
Robert A. Solberg*	Director and Non-Executive Chairman	67
Herman Cohen*	Director	81
Lord David Owen*	Director	74
William O. Strange*	Director	70
Fred Zeidman*	Director	65
Ian Norbury*	Director	61

2.             The second paragraph that appears on page 19 of the Proxy Statement under “Executive Compensation - How compensation or amounts realizable from prior compensation are considered” is reproduced below and corrected to reflect that the Annual Meeting of Stockholders at which the Company’s stockholders approved the compensation of our NEOs was the 2011 Annual Meeting (and not the 2012 Annual Meeting).

“At our 2011 Annual Meeting, our stockholders approved the compensation of our NEOs. The Compensation Committee viewed the vote as a strong expression of our stockholders’ general satisfaction with the Company’s current executive compensation programs and the guiding principles described herein. As part of its ongoing review process, the Committee regularly evaluates our compensation programs to ensure they meet changing business needs and support alignment with stockholders’ interests.”

3.             The Summary Compensation Table that appears on page 20 of the Proxy Statement under “Executive Compensation” is reproduced below and corrected to substitute the name of Michael Palmer at the end of the Summary Compensation Table for that of David Wesson, the Company’s Controller and Principal Accounting Officer.

SUMMARY COMPENSATION TABLE

Name & Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)(1)	Stock Awards ($) (e)(2)	Option Awards ($) (f)(2)	All Other Compensation ($) (g)(3)	Total ($) (h)
Ray Leonard, President and CEO	2012	363,000	363,000	—	223,938	11,065	961,003
	2011	330,000	594,000	—	—	17,626	941,626

Paul Reinbolt, Executive Vice President and CFO	2012	275,000	193,330	—	1,895,386	—	2,363,716

Jason Davis, Former Principal Financial Officer	2012	220,000	140,000	—	48,071	—	408,071
	2011	210,000	160,000	—	371,663	16,226	757,889

Michael Palmer, Senior Vice President of Operations	2012	231,000	135,300	—	41,733	10,001	418,034
	2011	210,000	190,000	—	424,105	28,362	852,467

David Wesson, Controller and Principal Accounting Officer	2012	198,000	110,000	—	38,817	10,130	356,947

This Amendment only reflects the changes summarized above.  No other information included in the Proxy Statement has been amended by this Amendment, whether to reflect any information or events subsequent to the filing of the Proxy Statement or otherwise.

If you have already voted by internet, telephone or by mail, you do not need to take any action unless you wish to change your vote.  This Amendment does not change the proposals to be acted upon at the 2013 Annual Meeting of Stockholders, which are described in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on June 25, 2013:

This Amendment, the Proxy Statement and a sample of the form of proxy card sent or given to stockholders by Hyperdynamics Corporation, are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17141 (Individual Control Numbers necessary to access the proxy materials are provided on the individual Proxy Cards).